Exhibit 10.20.1
                      BOSTON GAS COMPANY RETIREMENT PLAN
                               First Amendment

Pursuant to Section 14.01 of the Boston Gas Company Retirement Plan, said Plan is hereby amended as follows:

1. Effective July 1, 1994, Section 2.03 is amended by deleting the last paragraph thereof and substituting the following therefor:

"For each Plan Year ending before July 1, 1994, a Member's Annual Earnings shall be limited for all purposes under the Plan to $200,000 (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code). For each Plan Year beginning after June 30, 1994 (and for each prior Plan Year in which Annual Earnings are taken into account in computing benefits in any Plan Year beginning after June 30, 1994), Annual Earnings shall be limited for all purposes under the Plan to $150,000 (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code.) In applying the above limitations, the special rules of Section 5.06 below shall apply. In addition, the family aggregation rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term 'family' shall include only the spouse of the Member and any lineal descendants who have not attained age 19 before the close of the Plan Year."

2. Effective July 1, 1993, Section 2.11 is amended by deleting subsections
(c) and (d) and by substituting the following therefor:

  "(c) employed in a location to which the Plan has not been specifically extended by the Board of Directors,

  (d) considered an Employee solely by reason of the leased-employee rules of section 414(n) of the Code and the second sentence of paragraph 2.12, or

  (e) employed to perform or complete a specific project or projects, and classified as a temporary employee for other purposes of the Employer."

3. Effective July 1, 1994, Section 2.19(d) is amended by inserting, immediately following subparagraph (iii), the following subparagraph (iv):

"(iv) pursuant to an approved leave of absence under the terms of the Family and Medical Leave Act, but only to the extent required by that Act as reasonably determined by the Administrator,".

4. Effective July 1, 1994, Section 2.19 is further amended by inserting the following at the end thereof:

"Notwithstanding the foregoing and except as otherwise provided by law, no more than 501 Hours of Service will be credited to any Employee on account of any single continuous period during which the Employee performs no duties.

 Except as hereinafter provided, Hours of Service to be credited to an Employee under (a), (b) or (c) above will be calculated and credited pursuant to paragraphs (b) and (c) of section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference."

5. Effective July 1, 1994, Article V is amended by adding at the end thereof the following new section:

"5.06 Members Subject to Limitations on Annual Earnings. Notwithstanding anything to the contrary in Sections 5.01 through 5.05,

   (a) in the case of a Member whose Annual Earnings for any Plan Year prior to July 1, 1989 exceeded $200,000, the Member's accrued benefit at any time after June 30, 1989 and before July 1, 1994, and the amount of benefits determined for the Member under Sections 5.01 through 5.05 at any time during such period, shall be the greater of:

   (1) the amount determined under the applicable formula taking into account the Member's total Years of Benefit Service, or

   (2) the Member's accrued benefit as of June 30, 1989.

   (b) in the case of a Member whose Annual Earnings for any Plan Year prior to July 1, 1994, exceeded $150,000, the Member's accrued benefit at any time after June 30, 1994, and the amount of benefits determined for the Member under Sections 5.01 through 5.05 at any time after that date shall be the greater of:

   (1) the amount determined under the applicable formula taking into account the Member's total Years of Benefit Service, or
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(2) the sum of (i) the Member's accrued benefit as of June 30, 1994, determined after giving effect to Section 5.06(a), and (ii) the amount determined under the applicable formula as of the date benefits are determined, taking into account only Years of Benefit Service after June 30, 1994.

   (c) For purposes of (b)(2) above, Years of Benefit Service shall be determined by treating the Year of Benefit Service that includes June 30, 1994 as consisting of two fractional years, the earlier of which shall be included in Years of Benefit Service in determining the Member's accrued benefit as of June 30, 1994 and the later of which shall be included in Years of Benefit Service after June 30, 1994."

6. Effective July 1, 1994, Article VII is renamed "Forms of Benefit".

7. Effective with respect to individuals whose annuity starting date (as defined in Code section 417(f)(2)) is on or after July 1, 1994, Article VII is further amended by adding the following at the end thereof:

"7.07 Optional Forms of Benefit for Non-Married Members. In lieu of a monthly benefit payable for his lifetime only, a Member who is not married on his annuity starting date may elect (in the manner prescribed by the Administrator) to receive:

   (a) a reduced monthly benefit during his lifetime with one-half of such reduced benefit to continue after his death to his designated Beneficiary for the Beneficiary's lifetime, or

   (b) a reduced monthly benefit during his lifetime with two-thirds of such reduced benefit to continue after his death to his designated Beneficiary for the Beneficiary's lifetime, or

   (c) a reduced monthly benefit during his lifetime with the entire such reduced benefit to continue after his death to his designated Beneficiary for the Beneficiary's lifetime.

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 7.07 shall apply only with respect to Beneficiaries who are "designated beneficiaries" within the meaning of Code section 401(a)(9)(E) and the rules promulgated thereunder, and the forms of benefit described in (b) and
(c) above shall be available only with respect to Beneficiaries whose age is such as to satisfy the incidental death benefit requirements under section 401(a)(9) of the Code (as construed by said rules)."

8. Effective January 1, 1993, Article VII is amended further by adding at the end thereof the following:

"7.08 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this Section 7.08, for distributions made on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution, subject to the limitations imposed in temporary Treasury Regulation section 1.401(a)(31)-1T, paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 7.08, the following definitions shall apply:

   (a) An 'eligible rollover distribution' is any distribution of all or any portion of the distributee's benefit, provided such portion is equal to or in excess of $200, except that an eligible rollover distribution does not include the following: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee's beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code section 401(a)(9).

   (b) With respect to a distributee other than the Member's surviving spouse an 'eligible retirement plan' is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to a distributee who is a Member's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

   (c) A 'distributee' includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order described in Section 2.24A above, are distributees with regard to the interest of the spouse or former spouse.

   (d) A 'direct rollover' is a payment by the Plan to the eligible retirement plan specified by the distributee."

9. Effective July 1, 1994, Section 9.02 is amended by adding immediately after the phrase "Member's severance from service for any reason" the following: ", including death".
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10. Effective July 1, 1994, Section 9.02 is amended further by deleting the first sentence of the second paragraph thereof in its entirety and by substituting the following therefor:

"For purposes of determining the present value of an individual's benefit or the actuarial equivalency of an individual's benefit or the actuarial equivalency of alternative forms under this paragraph, the same interest and mortality assumptions as are specified in paragraph 15.04 shall be applied to the Member's accrued benefit payable commencing at the later of retirement or the Member's Normal Retirement Date, provided that the interest assumption used for purposes of this paragraph 9.02 shall not be greater than the schedule of immediate and deferred interest rate(s) which would be used by the Pension Benefit Guaranty Corporation, as of the beginning of the Plan Year in which the lump sum is paid, for purposes of determining the present value of benefits on plan termination."

11. Effective July 1, 1994, Section 15.04 is amended by deleting the phrase "retires, separates from service or dies" in the second sentence thereof and by substituting the following therefor: "separates from service (whether by death, retirement or otherwise)".

12. Effective May 21, 1993, the Plan is amended by inserting at the end thereof, the following Exhibit A:

                                  "Exhibit A

Reference is made to the 1993 negotiated changes to the Boston Gas Company Union Pension Plan (the "Union Plan"). For purposes of determining whether the Normal Retirement Benefit of a Member under Section 5.01 of the Plan, as calculated before applying the last two sentences of that Section (the "tentative normal retirement benefit"), is less than the normal retirement benefit to which the Member would have been entitled under the Union Plan assuming membership in that plan, the benefits under the two plans shall be compared as follows:

(a) The normal retirement benefit under the Union Plan shall be determined taking into account, to the extent applicable, the benefit increase scheduled for March 25, 1996 and converting the resulting projected benefit to a level benefit using the actuarial assumptions applicable for determining actuarial equivalency under the Plan.

(b) The present value of the Member's tentative normal retirement benefit under the Plan shall be compared to the present value of the benefit determined under (a) above. If the present value of the Member's tentative normal retirement benefit exceeds the present value of the benefit determined under (a) above, the Member's Normal Retirement Benefit under Section 5.01 shall equal the Member's tentative normal retirement benefit.

(c) If the present value of the benefit determined under (a) above exceeds the present value of the Member's tentative normal retirement benefit, the Member's Normal Retirement Benefit under Section 5.01 shall be the benefit determined under (a) above.

(d) In determining the Early Retirement Benefit under Section 5.03 of any Member whose Normal Retirement Benefit is determined under (c) above, the following steps shall be taken:

    (i) First, compare (A) the present value at early retirement of the Member's tentative normal retirement benefit, reduced using the early retirement factors set forth in Section 5.03, plus the Member's Social Security supplement under Section 5.031, to (B) the present value at early retirement of the benefit determined under (a) above, similarly reduced for early retirement using the 5.03 factors.

    (ii) If the amount determined under (i)(A) exceeds the amount determined under (i)(B), the benefit payable to the Member at early retirement shall equal the Member's tentative normal retirement benefit reduced as prescribed under Section 5.03, including the Member's Social Security supplement under
Section 5.031.

    (iii) If the amount determined under (i)(B) exceeds the amount determined under (i)(A), the benefit payable to the Member at early retirement shall be the actuarial equivalent of the amount determined under (i)(B) and the Member shall not be entitled to the separate Social Security supplement under
Section 5.031.

IN WITNESS WHEREOF, Boston Gas Company has caused this instrument to be duly executed as of this 5th day of December, 1994.

                                    BOSTON GAS COMPANY
                                    By: /s/ Chester R. Messer
                                    Title: /s/ President
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